Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 20, 2015, with respect to the consolidated financial statements included in the Annual Report of Pulse Electronics Corporation on Form 10-K for the year ended December 26, 2014.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Pulse Electronics Corporation on Form S-8 No. 033-35334 effective October 31, 2003.

/s/ GRANT THORNTON LLP

San Diego, California
March 20, 2015